UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
 _______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2017
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SPRINT CORPORATION
(Exact name of Registrant as specified in its charter)
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Delaware	1-04721	46-1170005
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (855) 848-3280
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This current report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Sprint Corporation (the “Company”) on August 4, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2017 annual meeting of stockholders held on August 3, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the decision of the Company’s board of directors (the “Board”) regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company’s named executive officers. No other changes have been made to the Original Form 8-K.

Item 5.07   Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, in a non-binding, advisory vote on the frequency of votes on executive compensation held at the Annual Meeting, the majority of the Company’s stockholders voted in favor of an annual vote on executive compensation. The Board has considered the outcome of this advisory vote and has determined, as was recommended by the Board with respect to this proposal in the Company’s proxy statement for the Annual Meeting, that the Company will hold future say on pay votes on an annual basis. The Board will re-evaluate this determination no later than after the next advisory vote regarding the frequency of the vote on executive compensation, which is required to occur no later than the Company’s 2023 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

November 3, 2017	By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp
Vice President and Corporate Secretary